Exhibit 99.1

Rain Enhancement Technologies Holdco, Inc. Regains Compliance with Nasdaq Listing Requirements

-	Transfers listing to the Nasdaq Capital Market

NAPLES, FL, November 7, 2025 – Rain Enhancement Technologies Holdco, Inc. (the “Company”) (Nasdaq: RAIN, RAINW), today announced that it has regained compliance with the continued listing requirements of Nasdaq and has transferred the listing of its securities from the Nasdaq Global Market to the Nasdaq Capital Market.

As previously announced, the Company was previously non-compliant with two requirements for continued listing on the Nasdaq Global Market: the requirement to maintain a market value of listed securities of at least $50 million and the requirement to maintain a market value of publicly held shares of at least $15 million. The Company requested a hearing from a hearing panel (the “Panel”) of the Nasdaq Stock Market LLC (“Nasdaq”) to request additional time to regain compliance with such requirements. The Panel granted the Company’s request for continued listing on Nasdaq, subject to the Company’s application to transfer its listing from the Nasdaq Global Market to the Nasdaq Capital Market on or before October 20, 2025 and its demonstration of compliance with all listing rules of the Nasdaq Capital Market on or before October 31, 2025. Among other things, the Nasdaq Capital Market requires the Company to maintain a market value of listed securities of at least $35 million and a market value of publicly held shares of at least $1 million for continued listing on the Nasdaq Capital Market.

The Company applied for listing on the Nasdaq Capital Market and demonstrated compliance with all of the applicable listing rules of the Nasdaq Capital Market, and Nasdaq approved the listing of the Company’s securities on the Nasdaq Capital Market. In connection with the approval of the Company’s application, the listing qualifications staff of Nasdaq indicated that the Company had demonstrated compliance with the listing rules of the Nasdaq Capital Market.

The Company’s Class A common stock and warrants will continue to trade under the symbols “RAIN” and “RAINW”, respectively.

About Rain Enhancement Technologies Holdco, Inc.

The Company was founded to provide the world with reliable access to water, one of life’s most important resources. To achieve this mission, the Company aims to develop, manufacture and commercialize ionization rainfall generation technology. This weather modification technology seeks to provide the world with reliable access to water, and transform business, society and the planet for the better.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will be able to maintain compliance with the listing standards of the Nasdaq Capital Market. Additional factors that could cause actual results to differ from the forward-looking statements herein include potential adverse effects on the Company’s business related to the disclosures made in this press release, or the initiation of new legal proceedings, volatility of the Company’s stock price, and the other risk factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this press release, unless required by law.

Contacts:

Investors

RainwaterTechIR@icrinc.com

Media

RainwaterTechPR@icrinc.com